SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K



                            CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d)
                OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)    December 20, 1995
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                           GEICO Corporation
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        (Exact name of registrant as specified in its charter)


        Delaware                   1-8012                52-1135801
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(State or other jurisdiction  (Commission File Number) (I.R.S. Employer
    of incorporation)                                 Identification No.)


    One GEICO Plaza, Washington, D.C.                      20076
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 (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code   (301) 986-3000
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                            Not Applicable
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     (Former name or former address, if changed since last report)


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Item 5.   Other Events.

          At a Special Meeting of the Stockholders of GEICO Corporation (the "registrant"), duly held on December 20, 1995, holders of approximately 89.6 percent of the outstanding shares of the registrant's Common Stock, par value $1.00 per share, approved and adopted the Agreement and Plan of Merger, dated August 25, 1995 (the "Merger Agreement"), by and among Berkshire Hathaway Inc. ("Berkshire"), HPKF Inc. ("Sub") and the registrant. Of the shares voted, approximately 86.5 percent were voted in favor of approval and adoption of the Merger Agreement. The Merger Agreement provides that Sub would merge with and into the registrant, with the registrant becoming an indirect wholly-owned subsidiary of Berkshire (the "Merger"). Consummation of the Merger remains subject to the satisfaction or waiver of customary closing conditions but is expected to be completed on January 2, 1996.

          A copy of the press release, dated December 20, 1995 issued by the registrant relating to the registrant's Special Meeting of Stockholders is attached hereto as Exhibit A and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

          (c) The following exhibit is filed with this report:

          99. Press release of the registrant relating to the Company's Special Meeting of Stockholders held on December 20, 1995.


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                              SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  GEICO Corporation



                                  By: /s/ W. Alvon Sparks, Jr.
                                     -------------------------
                                     Name:  W. Alvon Sparks, Jr.
                                     Title: Executive Vice President
                                            and Chief Financial Officer




Dated: December 20, 1995


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                             EXHIBIT INDEX



      Exhibit Number                       Description
      --------------                       -----------
          99                        Press Release of the registrant
                                    issued December 20, 1995.